Exhibit 23.1




                                                         ARTHURANDERSEN





Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement of our reports dated March 10, 2000 included in Astro-Med, Inc.'s Form 10-K for the year ended January 31, 2000.


/s/ Arthur Andersen LLP


Boston, Massachusetts
August 22, 2000